FOR IMMEDIATE RELEASE

Contact:
James Lee
The Lee Strategy Group, Inc.
Tel: (310) 927-1211
Email: jlee@leestrategy.com

VYTERIS, INC. ANNOUNCES LIDOSITE® MARKETING AGREEMENT WITH LABCORP®

FAIR LAWN, NJ - (June 11, 2007) - Vyteris, Inc. (OTCBB: VYHN) today announced an agreement granting Laboratory Corporation of America® Holdings (LabCorp®) (NYSE: LH), a national leader in clinical laboratory testing, rights to represent and offer Vyteris’ LidoSite®, the first FDA-approved active transdermal smart patch for relief from pain associated with venipunctures and blood draws among certain patients. The agreement allows LabCorp to make LidoSite available for outpatient use to physician offices nationally.

"We are very pleased to have entered into this agreement with LabCorp, which has the infrastructure and track record of introducing new products to the market to improve patient care," said Timothy J. McIntyre, chief executive officer of Vyteris.

Vyteris’ proprietary active transdermal drug delivery (iontophoresis) technology delivers drugs comfortably through the skin using low-level electrical energy. This active patch technology allows more precise dosing, giving physicians and patients control in the rate, dosage and pattern of drug delivery that can result in considerable therapeutic, economical, and lifestyle advantages over existing methods of drug administration.

In conjunction with physician guidance, clinical laboratory testing remains one of the most cost-effective ways to help assess, diagnose, treat and monitor patient health. However, 20-25 percent of patients may be pain sensitive or needle phobic, which may interfere with compliance with physician orders for blood testing. LidoSite helps to remove this barrier and can lead to improved patient care and better health outcomes.

Under the terms of the agreement, LabCorp will be the only independent clinical laboratory in the U.S. offering LidoSite for outpatient use to physicians. Further details were not disclosed.

About Vyteris, Inc.
Vyteris, Inc., (OTCBB: VYHN), is the maker of the first active drug delivery patch to receive marketing clearance from the U.S. Food and Drug Administration (FDA). Vyteris’ proprietary active transdermal drug delivery (iontophoresis) technology delivers drugs comfortably through the skin using low-level electrical energy. This active patch technology allows precise dosing, giving physicians and patients control in the rate, dosage and pattern of drug delivery that can result in considerable therapeutic, economical, and lifestyle advantages over existing methods of drug administration. Vyteris’ first product, LidoSite®, which provides dermal analgesia prior to venipuncture (IV catheter insertions, blood draws, etc.) and superficial dermatological procedures, was the first FDA approved active patch. Vyteris has also successfully demonstrated in-vivo, either in animals or in humans, the ability of their active patch technology to deliver drugs transdermally for the following applications: smoking cessation, anti-aging cosmeceuticals, treatments for Parkinson’s disease, and peptides for various indications. For more information, please visit our website at www.vyteris.com.

Vyteris Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “expect,” “estimate,” “project,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “would,” “should,” “believes,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements in this press release include, without limitation, statements concerning the potential impact of the new marketing agreement and other matters that involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others, the competitive environment and competitive responses to the new marketing arrangement. The Company has described other important risks and uncertainties under the caption "Risk Factors" in its most recent Quarterly Report on Form 10-QSB and in various filings made with the SEC. Actual results may differ materially from those contained in the forward-looking statements in this press release.

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